UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

CLACENDIX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

2001 Route 46
Parsippany, New Jersey 07054
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

(Amendment No. 1)

CLACENDIX, INC.

(Operating as HealthWarehouse.com, Inc.)

May 14, 2009

TABLE OF CONTENTS

Introduction

On May 15, 2009, we filed a Current Report on Form 8-K describing, in Items 1.01 and 2.01 thereof, our entry into a Securities Exchange Agreement on May 14, 2009, pursuant to which we acquired all the outstanding capital stock of HealthWarehouse.com, Inc., a Delaware corporation (HW). This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend Items 1.01 and 2.01 to add a discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operation of HW’s financial performance as of and for the three months ended March 31, 2009, to make minor corrections to and update the table and associated footnotes under Security Ownership of Certain Beneficial Owners and Management to reflect stock option issuances since the original filing on May 15, 2009, to describe the 2009 Incentive Compensation Plan that was adopted since the original filing on May 15, 2009 and to update the Description of Securities to reflect stock option issuances since the original filing on May 15, 2009, to add a new exhibit 10.1 – Clacendix, Inc. 2009 Incentive Compensation Plan, to add a new exhibit 99.4 - HW’s unaudited financial statements as of  March 31, 2009 and for the three months ended March 31, 2009 and 2008, and to add a new exhibit 99.5 - unaudited pro forma combined financial statements as of and for the three months ended March 31, 2009.

Items 1.01 and 2.01. Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets.

On May 14, 2009, we completed a share exchange transaction pursuant to the terms of a Securities Exchange Agreement, dated as of May 14, 2009. Under the Securities Exchange Agreement, we acquired all the outstanding capital stock of HealthWarehouse.com, Inc. HW is a U.S. licensed pharmacy and healthcare e-commerce company that sells discounted generic prescription drugs and over-the-counter medical products. As a result of the share exchange transaction, HW became our subsidiary, with HW’s former stockholders acquiring a majority of the outstanding shares of our common stock. A copy of the Securities Exchange Agreement is included as an exhibit to this current report.

We intend to change our corporate name to HealthWarehouse.com, Inc., upon stockholder approval in accordance with applicable federal securities and state corporate law. In connection with the name change, we will also seek to obtain a new ticker symbol for quotation on the OTC Bulletin Board. Simultaneously with our name change, we intend to change the corporate name of our HW subsidiary to Hwareh.com, Inc.

The Share Exchange Transaction

Pursuant to the Securities Exchange Agreement, we issued 155,194,563 shares of our common stock, par value $.001 per share, in exchange for all the outstanding capital stock of HW. At closing, stockholders of HW received approximately 141.008 shares of our common stock for each share of class A common stock and class B common stock of HW in the share exchange transaction. As a result, at closing we issued 155,194,563 shares of our common stock to the former stockholders of HW, representing 82.44% of our outstanding common stock following the share exchange transaction, in exchange for the outstanding shares of class A and class B common stock of HW. Additionally, as a result of the share exchange transaction we assumed HW’s rights and obligations under certain agreements pursuant to which we are obligated to issue up to 10,569,396 additional shares of our common stock through December 31, 2009 if we receive additional investments totaling $800,000 from the parties to the agreements. We also assumed HW’s rights and obligations under certain HW warrants to purchase common stock, exercisable for up to 8,068,197 shares of our common stock, and certain HW convertible promissory notes with a principal value of $1,200,000, convertible for up to 15,855,227 shares of our common stock. The consideration issued in the share exchange transaction was determined as a result of arm’s-length negotiations between the parties.

The shares of our common stock issued to the former holders of HW capital stock as part of the share exchange transaction were not registered under the Securities Act of 1933, as amended. These shares may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements. Certificates evidencing these shares of common stock contain a legend stating the same.

Changes Resulting from the Share Exchange Transaction

We intend to carry on HW’s business as our sole line of business. HW, based in Cincinnati, Ohio, is a U.S. licensed pharmacy and is engaged in the business of selling discounted generic prescription drugs and over-the-counter medical products via the Internet. We have relocated our executive offices to those of HW at 100 Commerce Boulevard, Cincinnati, Ohio 45140. Our telephone number is (513) 618-0911, and our website is located at http://www.healthwarehouse.com. The contents of HW’s website are not part of this current report and should not be relied upon with respect thereto.

Prior to the share exchange transaction, there were no material relationships between us and HW or any of our respective affiliates, directors or officers, or any associates of the respective officers or directors.

Under Delaware law, we did not need the vote of our stockholders to complete the share exchange transaction. The share exchange transaction was contractually agreed to by all of the holders of HW capital stock.

Change of Board Composition and Executive Officers

Prior to the closing of the exchange transaction, our board of directors was composed of Stephen M. Deixler, Norman E. Corn and Frank M. Russo. Effective May 14, 2009, immediately following the share exchange transaction, Mr. Russo resigned as our director. In accordance with our by-laws for filling newly-created board vacancies, remaining board members Messrs. Corn and Deixler appointed Lalit Dhadphale and Wayne Corona, previous directors of HW, to serve as directors of our company effective at the closing of the share exchange transaction. Mr. Deixler resigned as our director effective upon compliance by us with the provisions of Section 14(f) of the Securities Exchange Act and Rule 14f-1 under that act. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the exchange transaction, Stephen M. Deixler was our Chairman of the Board, Norman E. Corn was our Chief Executive Officer and Patrick E. Delaney was our Chief Financial Officer. Mr. Deixler resigned from his position as Chairman of the Board and Mr. Corn resigned from his position as Chief Executive Officer effective on May 14, 2009.

On May 14, 2009, our board of directors named the following persons as our new executive officers: Lalit Dhadphale - President and Chief Executive Officer, Patrick E. Delaney - Chief Financial Officer and Treasurer, and Wayne Corona - Secretary. Officers are elected annually by our board of directors and serve at the discretion of our board.

Accounting Treatment; Change of Control

The share exchange transaction is being accounted for as a “reverse acquisition,” since the former shareholders of HW own a majority of the outstanding shares of our common stock immediately following the transaction. The share exchange transaction is considered to be a capital transaction in substance, rather than a business combination and is equivalent to the issuance of stock by a private company for the net monetary assets of a shell corporation, accompanied by a recapitalization. As such, HW is deemed to be the acquirer in the reverse acquisition and, consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements will be those of HW and will be recorded at the historical cost basis of HW. The consolidated financial statements after completion of the share exchange transaction will include the assets and liabilities of HW and us, historical operations of HW and the operations of our company from the closing date of the transaction. The computation of loss per share in the pro forma financial statements included as an exhibit to this report has been retroactively restated to reflect our capital structure.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of 155,194,563 shares of our common stock, a change in control of our company occurred on the closing date of the share exchange transaction. We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the share exchange transaction.

Description of Our Company and Predecessor

We were formed as a New Jersey corporation in 1982 as MicroFrame, Inc. for the purpose of designing, developing and marketing a broad range of remote network management and remote maintenance and security products for mission critical voice and data communications networks. In March 1999, we purchased all of the outstanding share capital of SolCom Systems Limited, a company incorporated under the Companies Act 1985 of the United Kingdom. SolCom was a developer of remote monitoring technology. Simultaneously with the consummation of the SolCom acquisition, we reincorporated in the State of Delaware and in the process changed our name to ION Networks, Inc. As ION Networks, we developed and manufactured software and hardware solutions for monitoring and managing mission-critical voice, data, video and environmental applications and networking systems. In December 2007, we sold substantially all of our operating assets to Cryptek, Inc., a Delaware corporation. Pursuant to the Cryptek sale, we changed our name to Clacendix, Inc. Following the date of the Cryptek sale and until the closing of the share exchange transaction with HW, we existed as a shell company with no operations that was seeking a target company with which to merge or to complete a business combination.

Following the closing of the share exchange transaction with HW, we succeeded to the business of HW as our sole line of business. Accordingly, the past trading history of our common stock is not relevant due to the change in our business.

Description of Business

Unless the context otherwise requires, “we,” “our,” “us” and similar expressions refer to HealthWarehouse.com, Inc. separately prior to the closing of the share exchange transaction on May 14, 2009, and Clacendix, Inc., as successor to the business of HW, following the closing of the share exchange transaction.

Overview

We are a U.S. licensed pharmacy and healthcare e-commerce company that sells brand name and generic prescription drugs as well as over-the-counter (OTC) medical products. Our web store is located at http://www.healthwarehouse.com. At present, we sell:

•	a range of prescription drugs (we are licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia);

•	diabetic supplies including glucometers, lancets, syringes and test strips;

•	OTC medications covering a range of conditions from allergy and sinus to pain and fever to smoking cessation aids;

•	home medical supplies including incontinence supplies, first aid kits and mobility aids; and

•	diet and nutritional products including supplements, weight loss aids, and vitamins and minerals.

Our objective is to be viewed by individual healthcare product consumers as a low-cost, reliable and hassle-free provider of prescription drugs and OTC medical products. Our website facilitates convenience and future shopping by allowing for on-the-fly product comparisons. We offer what we believe is an industry-leading 90-day return policy with no restocking fees, 100% free standard shipping, and we only sell products which are U.S. Food and Drug Administration (FDA) approved and legal in the United States. We consistently achieve high scores in customer satisfaction and believe we offer competitive prices on the Internet for the products we sell. We intend to continue to expand our product line as our business grows.

In March 2007, HealthWarehouse.com, Inc. was incorporated to carry on the business of selling OTC products manufactured in FDA-approved facilities in India. In November 2007, we opened a technology center in Bandung, Indonesia to develop the proprietary software necessary for our business, and in February 2008, version 1 of the http://www.healthwarehouse.com website was successfully launched running on our own proprietary software.

In March 2008, as part of our expansion into prescription drugs, we completed construction of a full service pharmacy within our warehouse in Cincinnati, Ohio. The pharmacy includes a machine which counts and packages prescriptions. This machine can fill up to 1,200 prescriptions per day. Our pharmacy passed inspection by the Ohio State Pharmacy Board in April 2008. We are presently licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia, and we intend to apply for and obtain licenses to sell prescriptions in all 50 states by the end of 2009. We also intend to begin accepting health insurance as part of our prescription program, initially contracting with the largest insurance providers and later with additional providers based on customer demand.

Our growth strategy includes:

•	aggressively marketing our website to customers both online and offline,

•	expanding and hiring key personnel, and

•	continuing to develop our proprietary software and technology.

Our Business Model

We break down our business model into three components: commerce, content and community. We seek to build traffic and sales by focusing on these components. We expect that the combination of these three components of our business model will result in proprietary data that can be stripped of personal information for privacy concerns, and then used to help marketers target advertisers.

The commerce aspect of our business model involves sourcing products at the lowest possible prices, or manufacturing the products ourselves in FDA-approved facilities in India or other offshore locations, and selling them direct to the consumer. Our aim is to collapse the current healthcare channel, which typically involves three layers of intermediate costs before reaching the consumer, to one which goes straight from the manufacturer to the consumer.

Current Healthcare Distribution Model	Our Distribution Model

Manufacturer ‚	Manufacturer ‚
Wholesaler	‚
‚	‚
Distributor	HealthWarehouse.com
‚	‚
Pharmacy	‚
‚	‚
Consumer	Consumer

We have found that consumers will volunteer information where drug prices are the cheapest. Accordingly, we market our prescription and OTC drugs at what we believe are some of the lowest prices available through the Internet in order to gain customers. This is possible because typically we source them at the wholesale level from the manufacturer, eliminating layers of cost in the healthcare channel.

The content aspect of our business model is a means by which we plan to generate traffic and interest in our website. We intend to purchase side effect and drug interaction data for over 115,000 drugs from a content provider to build out our content library. We believe that consumers’ search for relevant information will generate significant traffic and search engine optimization opportunities for us.

In addition to purchasing content, we intend to augment this information base by building applications to enhance the purchased content value to consumers. We envision that consumers will be able to write their own content on drugs (personal experiences, etc.) and we will consider creating an application programming interface (API) that will allow that data to be shared with other websites and developers. As consumers recognize the value of these applications, it is our belief they will have a beneficial impact on driving significant traffic to our product sales site and will increase sales.

The community aspect of our business model is our plan to implement tools and features for consumers that will allow them to share information easily and foster rich user interaction. We are evaluating Google’s OpenSocial standard, which will enable us to use content from other sites to add value for our customers. OpenSocial defines a common API for social applications across multiple websites. Google has aggregated some of the top web properties to build on OpenSocial including, according to Google: MySpace, LinkedIn, Bebo, hi5, Ning, Salesforce.com, Orkut, Flixster, iLike and Virtual Tourist. It can allow us to make our content accessible to other websites and, additionally, we will be able to add content to our website that others have built on OpenSocial standards. By implementing OpenSocial standards, our content should be accessible to users of the sites listed above, potentially generating significant exposure for our product offerings.

Our Online Pharmacy

We operate a full-service mail-order pharmacy within our warehouse in Cincinnati, Ohio. The pharmacy includes a machine which counts and packages prescriptions that can fill up to 1,200 prescriptions per day. Our pharmacy passed inspection by the Ohio State Pharmacy Board and we are presently licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia, and we intend to apply for and obtain licenses to sell prescriptions in all 50 states by the end of 2009. We also intend to begin accepting health insurance as part of our prescription program, initially contracting with the largest insurance providers and later with additional providers based on customer demand.

Our online pharmacy offers the following advantages:

•
Legitimacy. We have obtained certifications to separate ourselves from the many “rogue” pharmacies which exist. Our Pharmacy Checker ID certification allows us to advertise prescription drugs on Google, Microsoft and Yahoo. In addition, we have applied for Verified Internet Pharmacy Practice Sites (VIPPS) accreditation from the National Association of Boards of Pharmacy.

•
Convenience. Our online store is available to consumers 24 hours a day, seven days a week through the Internet. All of our products are also available for purchase by phone. We offer additional convenience to our customers through an easy-to-use website, robust search technology, and a variety of features such as multiple checkout options including Google Checkout.

•
Selection. Due to our online structure, we are able to offer a significantly broader assortment of products, with greater depth in each product category, because we do not have the shelf display space limitations of brick-and-mortar drugstores.

•
Information. We provide a broad array of interactive tools and information on our website to help consumers make informed purchasing decisions. Our information services include detailed product information pages, product user manuals and brochures, links to manufacturer websites, detailed product descriptions which contain the manufacturer phone number, and customer reviews. Our customer care representatives are available by phone or e-mail to provide personal guidance and answer customers’ questions.

•
Privacy. When shopping at a brick-and-mortar drugstore, many consumers may feel embarrassed or uncomfortable about buying items or asking questions that may reveal personally sensitive aspects of their health or lifestyle to pharmacists, store personnel, or other shoppers. Our customers avoid these problems by shopping from the privacy of their home or office.

•
Value. Our goal is to offer shoppers a broad assortment of generic drugs and health products with competitive pricing. We strive to improve our operating efficiencies and to leverage our fixed costs so that we can pass along the savings to our customers in the form of lower prices and exclusive deals. Since we have drugs manufactured specifically for us or source them direct from the manufacturer at the wholesale level, we believe that we are able to provide consumers with the best value possible. We also strive to inform customers of additional cost-saving opportunities when they become available. For example, we show the generic equivalents of all brand name products.

•
Customer Service. Our focus has been on customer service and we endeavor to lead the industry in our policies and procedures. We currently offer a satisfaction guarantee with what we believe is an industry-leading 90-day return policy with no restocking fees, and 100% free shipping on all orders. As of March 31, 2009, our positive customer satisfaction lifetime rating on Amazon.com was 99%.

Our customer support representatives operate from our call center in Cincinnati, Ohio. Our customer support specialists are available 9 a.m. to 5 p.m. Eastern Standard Time, Monday through Friday, via e-mail, fax or telephone to handle customer inquiries and assist customers in finding desired products. Our online Help Center outlines store policies and provides answers to customers’ frequently asked questions.

We ship our products to all 50 states, the U.S. Territories, and APO/FPO military and embassy addresses. We process all orders from our primary distribution center in Cincinnati, Ohio. We based our logistics operation there to maintain proximity to UPS, located 90 miles away in Louisville, Kentucky, and FedEx, located in Memphis, Tennessee. Processing from this location allows us to reach 80% of the U.S. population by standard ground shipping in two days. In order to maintain high customer satisfaction ratings and quality control over the process, we do not drop ship orders. Due to the relatively short lead time required to fill orders for our products, usually 24 to 48 hours, order backlog has not proven material to our business.

Marketing and Sales

Our marketing strategy aims to build brand recognition, increase customer traffic to our online store, add new customers, build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities. It is centered on Internet-based advertising.

Our online advertising campaigns focus on the following areas:

•	Search Engines: Google, MSN and Yahoo;

•	Price Comparison Engines: Become, Google Product Search, NexTag, PriceGrabber.com, Pronto, Shopping.com, Shopzilla, Smarter and Yahoo Shopping; and

•	Social Networking: Facebook, MySpace and Twitter.

To date, our online advertising has proven to be an effective sales strategy for our business. Apart from any personnel involved with our online advertising campaigns, we do not have a dedicated sales force.

Intellectual Property and Technology

We applied for a trademark on the name “HealthWarehouse.com” that was approved by the U.S. Patent and Trade Office effective April 4, 2009. We also rely on trade secret law and contractual restrictions to protect our intellectual property, and we do not intend to seek patent or copyright protection for our intellectual property at this time.

We have implemented a broad array of services and systems for website management, product searching, customer interaction, transaction processing, and order fulfillment functions. These services and systems use a combination of our own proprietary technologies, open-source technologies and commercially-available, licensed technologies.

We focus our internal development efforts on creating and enhancing the specialized, proprietary software that is unique to our business. For example, our core merchandise catalog, as well as our customer interaction, order collection, fulfillment, and back-end systems are proprietary to us. Our systems are designed to provide real-time connectivity to our distribution center systems for both pharmacy and OTC products. They include an inventory tracking system, a real-time order tracking system, an executive information system and an inventory replenishment system.

Our website at http://www.healthwarehouse.com is hosted on the Amazon EC2 platform due to the platform’s perceived cost effectiveness and scalability. EC2 allows us to pay only for bandwidth used. In addition, due to Amazon’s lengthy experience at running servers capable of serving the largest commerce site on the web, our site remains scalable on days where our traffic spikes.

Our website was developed using 100% open source code. We use a 100% open source platform which runs on Linux, Apache, MySQL and PHP (LAMP).

In addition, we have utilized open source software from other vendors to speed up our development time. For management of our content and commerce catalog we utilize Magento, an open source e-commerce platform. For our reporting and tools, we utilize Google Analytics. Our checkout process has two options including Google Checkout for OTC orders and our own proprietary checkout for OTC and prescription orders which uses Authorize.net.

Suppliers

There are a number of suppliers available for the pharmaceutical and non-pharmaceutical products that we sell. Our principal suppliers are Masters Pharmaceutical, Inc., from which we source the majority of our supplies, and Allison Medical, Inc., The Harvard Drug Group, LLC, Masters Healthcare, LLC and Prescription Supply, Inc. While we source our supplies from a limited number of suppliers, we do not believe that our business is dependant on any one supplier since the products that we sell are readily available from a number of alternative suppliers. If a supplier, even if a significant supplier such as Masters Pharmaceutical, were to no longer be available to us, we believe that we could source replacement product through one or more alternative suppliers.

Competition

The market for prescription and OTC health products is intensely competitive and highly fragmented. Our competitors in the segment include chain drugstores, mail order pharmacies, mass market retailers, warehouse clubs and supermarkets. Many of these potential competitors in the market are also established organizations with greater access to resources and capital than we have. In addition, we face competition from foreign online pharmacies that can often sell drugs to U.S. residents at a lower price because they do not comply with U.S. pharmacy regulations, are not subject to U.S. regulatory oversight, or both. We also compete with Internet portals and online service providers that feature shopping services and with other online or mail-order retailers that offer products within one or more of our business segments.

We believe that the principal competitive factors in our market segments include brand awareness and preference, company credibility, product selection and availability, convenience, price, actual or perceived value, website features, functionality and performance, ease of purchasing, customer service, privacy, quality and quantity of information supporting purchase decisions (such as product information and reviews), and reliability and speed of order shipment.

Government Regulation

Federal and state laws and regulations govern many aspects of our business and are specific to pharmacies and the sale of OTC drugs. Our pharmacy passed inspection by the Ohio State Pharmacy Board and we are presently licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia, and we intend to apply for and obtain licenses to sell prescriptions in all 50 states by the end of 2009. We ship our non-prescription products to all 50 states, the U.S. Territories, and APO/FPO military and embassy addresses.

We believe we are in substantial compliance with all existing legal and regulatory requirements material to the operation of our business. We have standard operating procedures and controls designed to assist in ensuring compliance with existing contractual requirements and state and federal law. We diligently monitor and audit our adherence to these procedures and controls, and we take prompt corrective and disciplinary action when appropriate. However, we cannot predict how courts or regulatory agencies may interpret existing laws or regulations or what additional federal or state legislation or regulatory initiatives may be enacted in the future regarding healthcare or the pharmacy industry and the application of complex standards to the operation of our business creates areas of uncertainty.

In addition, our operations may in the future participate in federal and state programs such as Medicare and Medicaid. If we do, we would be subject to extensive government regulation including numerous state and federal laws and corresponding regulations directed at preventing fraud and abuse and regulating reimbursement.

Among the federal and state laws and regulations that currently affect or may reasonably affect in the future aspects of our business are the following:

Regulation of Our Pharmacy Operations. The practice of pharmacy is generally regulated at the state level by state boards of pharmacy. Our pharmacy must be licensed in the state in which it is located. In some states, regulations require compliance with standards promulgated by the United States Pharmacopeia (USP). The USP creates standards in the packaging, storage and shipping of pharmaceuticals. Also, many of the states where we deliver pharmaceuticals, including controlled substances, have laws and regulations that require out-of-state mail-order pharmacies to register with that state’s board of pharmacy or similar regulatory body. In addition, some states have proposed laws to regulate online pharmacies, and we may be subject to this legislation if it is passed. Furthermore, if our pharmacy dispenses durable medical equipment items, such as infusion pumps, that bear a federal legend requiring dispensing pursuant to a prescription, we would also be regulated by applicable state and federal durable medical equipment laws.

Federal agencies further regulate our pharmacy operations. Pharmacies must register with the Drug Enforcement Administration (DEA) and individual state controlled substance authorities in order to dispense controlled substances. Currently, we do not sell any controlled substances and therefore do not require a DEA license. In addition, the FDA inspects facilities in connection with procedures to effect recalls of prescription drugs. The Federal Trade Commission (FTC) also has requirements for mail-order sellers of goods. The U.S. Postal Service (USPS) has statutory authority to restrict the transmission of drugs and medicines through the mail to a degree that could have an adverse effect on our mail-order operations. The USPS historically has exercised this statutory authority only with respect to controlled substances. If the USPS restricts our ability to deliver drugs through the mail, alternative means of delivery are available to us. However, alternative means of delivery could be significantly more expensive. The Department of Transportation has regulatory authority to impose restrictions on drugs inserted in the stream of commerce. These regulations generally do not apply to the USPS and its operations.

Additionally, under the Omnibus Budget Reconciliation Act of 1990 and related state and local regulations, our pharmacists are required to offer counseling to our customers about medication, dosage, delivery systems, common side effects, adverse effects or interactions and therapeutic contraindications, proper storage, prescription refill, and other information deemed significant by the pharmacists. We are also subject to requirements under the Controlled Substances Act and federal DEA regulations, as well as related state and local laws and regulations, relating to our pharmacy operations, including registration, security, recordkeeping, and reporting requirements related to the purchase, storage and dispensing of controlled substances, prescription drugs, and some OTC drugs.

“Compendial standards,” which can also be called “official compendium,” means the standards for drugs related to strength, purity, weight, quality, labeling and packing contained in the official Pharmacopeia of the United States, official National Formulary, or any supplement to any of them. Under the Food, Drug and Cosmetic Act of 1938, a drug recognized by the Homeopathic Pharmacopeia of the United States must meet all compendial standards and labeling requirements contained therein, or it will be considered adulterated (for example, lacking appropriate strength, quality, or purity; or containing poisonous or unsanitary ingredients) or misbranded (for example, having a false or misleading label; or a label containing an inaccurate description of contents). If we add homeopathic remedies to our product offerings, we will be required to comply with the Food, Drug and Cosmetic Act. The distribution of adulterated or misbranded homeopathic remedies or other drugs is prohibited under the Food, Drug and Cosmetic Act, and violations could result in substantial fines and other monetary penalties, seizure of the misbranded or adulterated items, and/or criminal sanctions.

We also are required to comply with the Dietary Supplement Health and Education Act when selling dietary supplements and vitamins.

We believe that our operations have the appropriate licenses required under the laws of the states in which they are located and that we conduct our pharmacy operations in accordance with the laws and regulations of these states.

Drug Importation. In the face of escalating costs for plan sponsors providing a prescription drug benefit for their employees, and uninsured individuals seeking to lower their drug costs, the issue of importing drugs from Canada or other foreign countries has received significant attention. Drug importation, sometimes called drug re-importation, occurs when prescription medicines from other countries are imported for personal use or commercial distribution. Individual importation activities are generally prohibited under U.S. law, and the FDA has issued warnings and safety alerts to a number of entities seeking to promote or facilitate systematic importation activities. However, there has been considerable legislative and political activity seeking to change the FDA requirements to enable drug importation, and we are evaluating appropriate actions if such legislation were to be enacted.

Health Management Services Regulation. All states regulate the practice of medicine and require licensing under applicable state law. It is not our intent to practice medicine and we have tried to structure our website and our business to avoid violation of state licensing requirements. However, the application of this area of the law to Internet services such as ours is not well established and, accordingly, a state regulatory authority could at some time allege that some portion of our business violates these statutes. Any such allegation could harm our business. Further, any liability based on a determination that we engaged in the unlawful practice of medicine may be excluded from coverage under the terms of our general liability insurance policy.

Consumer Protection Laws. Most states have consumer protection laws designed to ensure that information provided to consumers is adequate, fair and not misleading. We believe that our practices conform to the requirements of state consumer protection laws. However, we may be subject to further scrutiny under these laws as they are often interpreted broadly.

Regulation Relating to Data Transmission and Confidentiality of Patient Identifiable Information. Dispensing of prescriptions and management of prescription drug benefits require the ability to utilize patient-specific information. Government regulation of the use of patient identifiable information has grown substantially over the past several years. At the federal level, Congress enacted the Health Insurance Portability and Accountability Act of 1996 (HIPAA), which extensively regulates the transmission, use and disclosure of health information by all participants in healthcare delivery, including physicians, hospitals, insurers and other payors. Our pharmacy operations are covered entities, which are directly subject to these requirements. Additionally, regulation of the use of patient-identifiable information is likely to increase. Congress is currently reviewing proposals that would alter HIPAA, which would create additional administrative burdens. Many states have passed or are considering laws addressing the use and disclosure of health information. These proposals vary widely, some relating to only certain types of information, others to only certain uses, and yet others to only certain types of entities. These laws and regulations have a significant impact on our operations, products and services, and compliance with them is a major operational requirement. Regulations and legislation that severely restrict or prohibit our use of patient identifiable information could materially adversely affect our business.

   Sanctions for failing to comply with HIPAA standards include criminal and civil penalties. If we are found to have violated any state or federal statute or regulation with regard to the confidentiality, dissemination or use of patient medical information, we could be liable for significant damages, fines or penalties.

Fraudulent Billing, Anti-Kickback, Stark, Civil Monetary Penalties and False Claims Laws and Regulations. Our operations may in the future participate in federal and state programs such as Medicare and Medicaid. If we do, we would be subject to extensive government regulation including numerous state and federal laws and corresponding regulations directed at preventing fraud and abuse and regulating reimbursement. The government’s Medicare and Medicaid regulations are complex and sometimes subjective and therefore may require our management’s interpretation. If we were to participate in federal and state programs such as Medicare and Medicaid, our compliance with Medicare and Medicaid regulations may be reviewed by federal or state agencies, including the Department of Health and Human Services’ (HHS) Office of the Inspector General (OIG), the Centers for Medicare and Medicaid Services (CMS), the Department of Justice (DOJ), and the FDA. To ensure compliance with Medicare, Medicaid and other regulations, government agencies conduct periodic audits to ensure compliance with various supplier standards and billing requirements. Similarly, regional health insurance carriers routinely conduct audits and request patient records and other documents to support claims submitted for payment.

     Federal law prohibits the payment, offer, receipt or solicitation of any remuneration that is knowingly and willfully intended to induce the referral of Medicare, Medicaid or other federal healthcare program beneficiaries for the purchase, lease, ordering or recommendation of the purchase, lease or ordering of items or services reimbursable under federal healthcare programs. These laws are commonly referred to as anti-remuneration or anti-kickback laws. Several states also have similar laws, known as “all payor” statutes, which impose anti-kickback prohibitions on services not covered by federal healthcare programs. Anti-kickback laws vary between states, and courts have rarely interpreted them.

     Courts, the OIG, and some administrative tribunals have broadly interpreted the federal anti-kickback statute and regulations. Courts have ruled that a violation of the statute may occur even if only one of the purposes of a payment arrangement is to induce patient referrals or purchases. Should we enter the government payor sector, it is possible that our current practices in the commercial sector may not be appropriate in the government payor sector.

     The Ethics in Patient Referrals Law (Stark Law) prohibits physicians from making a referral for certain health items or services if they, or their family members, have a financial relationship with the entity receiving the referral. No bill may be submitted in connection with a prohibited referral. Violations are punishable by civil monetary penalties upon both the person making the referral and the provider rendering the service. Such persons or entities are also subject to exclusion from Medicare and Medicaid. Many states have adopted laws similar to the Stark Law, which restrict the ability of physicians to refer patients to entities with which they have a financial relationship.

     The Federal False Claims Act prohibits the submission of a false claim or the making of a false record or statement in order to secure a reimbursement from a government-sponsored program. In recent years, the federal government has launched several initiatives aimed at uncovering practices that violate false claims or fraudulent billing laws. Civil monetary penalties may be assessed for many types of conduct, including conduct that is outlined in the statutes above and other federal statutes in this section. Under the Deficit Reduction Act of 2005 (DRA), states are encouraged to pass State False Claims Act laws similar to the Federal statute.

     Sanctions for fraudulent billing, kickback violations, Stark’s law violations or violations of the False Claims Act include criminal or civil penalties. If we do participate in federal payor programs and are found to have violated any state or federal kickback, Stark Law or False Claims Act law, we could be liable for significant damages, fines or penalties and potentially be ineligible to participate in federal payor programs.

Legislation and Regulation Affecting Drug Prices and Potentially Affecting the Market for Prescription Benefit Plans and Reimbursement for Durable Medical Equipment. Recently, the federal government has increased its focus on methods drug manufacturers employ to develop pricing information, which in turn is used in setting payments under the Medicare and Medicaid programs. One element common to many payment formulas, the use of “average wholesale price” (AWP) as a standard pricing unit throughout the industry, has been criticized as not accurately reflecting prices actually charged and paid at the wholesale or retail level. The DOJ is currently conducting, and the House Commerce Committee has conducted, an investigation into the use of AWP for federal program reimbursement, and whether the use of AWP has inflated drug expenditures by the Medicare and Medicaid programs. Federal and state proposals have sought to change the basis for calculating reimbursement of certain drugs by the Medicare and Medicaid programs.

     The DRA revised the formula used by the federal government to set the Federal Upper Limit (FUL) for multiple source drugs by adopting 250 percent of the average manufacturer’s price (AMP) without regard to customary prompt pay discounts to wholesalers for the least costly therapeutic equivalent. On July 17, 2006, HHS published a Final Rule for the Medicaid Prescription Drug Program implementing the DRA in which AMP was defined to exclude discounts and rebates to pharmacy benefit managers and include sales to mail-order and specialty pharmacies in the AMP calculation by manufacturers.

     These proposals and other legislative or regulatory adjustments that may be made to the program for reimbursement of drugs by Medicare and Medicaid, if implemented, could affect our ability to negotiate discounts with pharmaceutical manufacturers. They could also impact the reimbursement we may receive from government payors in the future. In addition, they may affect our relationships with health plans. In some circumstances, they might also impact the reimbursement that we would receive from managed care organizations that contract with government health programs to provide prescription drug benefits or otherwise elect to rely on the revised pricing information. Furthermore, private payors may choose to follow the government’s example and adopt different drug pricing bases. This could affect our ability to negotiate with plans, manufacturers and pharmacies regarding discounts and rebates.

Relative to our durable medical equipment operations, The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (DIMA), established a program for the competitive acquisition of certain covered items of durable medical equipment, prosthetics, orthotics and supplies (DMEPOS). Diabetes testing supplies, including test strips and lancets, which are commonly supplied via mail-order delivery, will be subject to the competitive acquisition program. Only qualified suppliers that meet defined participation standards specified in the final rule will be permitted to engage in the competitive acquisition program. In 2010, mail-order diabetes testing supplies may be subject to a national or regional program, which would require mail-order suppliers to bid on supplying certain DMEPOS items.

Medicare Part D and Part B; State Prescription Drug Assistance Programs. The DIMA also offers far-reaching changes to the Medicare program. The DIMA established a new Medicare Part D outpatient prescription drug benefit for over 40 million Americans who are eligible for Medicare. Qualified beneficiaries, including senior citizens and disabled individuals, have had the opportunity to enroll in Medicare Part D since January 1, 2006.

     In addition, many states have expanded state prescription drug assistance programs to increase access to drugs by those currently without coverage and/or supplement the Medicare Part D benefit of those with coverage to offer options for a seamless benefit. In accordance with applicable CMS requirements, to participate we may have to enter into agreements with a number of state prescription drug assistance programs and collaborate to coordinate benefits with Medicare Part D plans.

Industry Standards for Pharmacy Operations. The National Committee on Quality Assurance, the American Accreditation Health Care Commission, known as URAC, the Joint Commission on Accreditation of Healthcare Organizations and other quasi-regulatory and accrediting bodies have developed standards relating to services performed by pharmacies, including mail order, formulary, drug utilization management and specialty pharmacy. While the actions of these bodies do not have the force of law, pharmacy benefit managers and many clients for pharmacy benefit manager services seek certification from them, as do other third parties. These bodies may influence the federal government or states to adopt requirements or model acts that they promulgate. The federal government and some states incorporate accreditation standards of these bodies, as well as the standards of the National Association of Insurance Commissioners and the National Association of Boards of Pharmacy, a coalition of state pharmacy boards, into their drug utilization review regulation. Future initiatives of these bodies are uncertain, and resulting standards or legislation could impose restrictions on us in a manner that could significantly impact our business.

The National Association of Boards of Pharmacy has also developed a program, the Verified Internet Pharmacy Practice Sites, as a model for self-regulation for online pharmacies. We intend to comply with its criteria for certification.

Facilities

Our corporate headquarters, which also house our pharmacy and customer service operations as well as our inventory, are located at 100 Commerce Boulevard, Cincinnati, Ohio 45140. We occupy 16,000 square feet of warehouse space under a lease with a monthly rental rate of $5,567 that expires in March 2011.

Employees

As of May 14, 2009, we employed 15 full-time employees and no part-time employees. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are good.

Legal Proceedings

We are not involved in any pending or threatened material litigation or other material legal proceedings.

Risk Factors

Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk. Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

Risks Relating to Our Business and Industry

HW has a limited operating history, a history of generating significant losses, and may not be able to sustain profitability.

HW, which now constitutes our principal business, was formed in March 2007 and has a limited operating history upon which you can evaluate our business and prospects. To date, we have not been profitable, and we may never achieve profitability on a full-year or consistent basis. We incurred net losses of $667,301 for the year ended December 31, 2008 and $677,958 from inception through December 31, 2008. We expect to continue to incur net losses in 2009, and possibly longer. As a result, investors may lose all or a part of their investment.

We may experience significant fluctuations in our operating results and rate of growth.

Our evolving business model and the unpredictability of our industry make it difficult for us to forecast accurately the level or source of our revenues and our rate of growth. Our financial projections are based on assumptions and estimates that inherently are subject to significant business, economic, competitive, regulatory and operational uncertainties, contingencies and risks, many of which are beyond our control. Our projections assume the success of our business strategy. The success of this strategy is subject to uncertainties and contingencies beyond our control, and we cannot assure you that the strategy will be successful or that the anticipated benefits from the strategy will be realized in the manner or during the periods reflected in our projections or at all. These uncertainties may result in material changes in our financial condition and results of operations, which may differ materially from our projections.

Our revenues and operating results may vary significantly from quarter to quarter.

Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, including:

•	our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands;

•	the frequency and size of customer orders and the quantity and mix of OTC and prescription products our customers purchase;

•	changes in demand with respect to existing and new OTC and prescription products;

•	changes in consumer acceptance and usage of the Internet, online services, and e-commerce;

•	the price we charge for our OTC and prescription products and for shipping those products, or changes in our pricing policies or the pricing policies of our competitors;

•	the extent to which we offer free shipping or other promotional discounts to our customers;

•	our ability to acquire merchandise, manage inventory, and fulfill orders;

•	technical difficulties, system downtime, or interruptions;

•	timing and costs of upgrades and developments in our systems and infrastructure;

•	timing and costs of marketing and other investments;

•	disruptions in service by shipping carriers;

•	the introduction by our competitors of new websites, products, or services;

•	the extent of reimbursements available from third-party payors; and

•	changes in government regulation.

In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial additional operating losses.

We face significant competition from both traditional and online domestic pharmaceutical and medical product retailers.

The market segments in which we compete are rapidly evolving and intensely competitive, and we have many competitors in different industries, including both the retail and e-commerce services industries. These competitors include chain drugstores, mass market retailers, warehouse clubs, supermarkets, specialty retailers, major department stores, insurers and health care providers, mail-order pharmacies, Internet portals and online service providers that feature shopping services, and various online stores that offer products within one or more of our product categories. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, and other resources than we have. They may be able to secure merchandise from vendors on more favorable terms, operate with a lower cost structure, adopt more aggressive pricing policies, or devote more resources to technology development and marketing than we do. In addition, other companies in the retail and e-commerce service industries may enter into business combinations or alliances that would strengthen their competitive positions and prevent them, their affiliated companies, or their strategic partners from entering into relationships with us. For example, our inability to enter into or maintain relationships with major insurance companies or managed care organizations could be a major competitive disadvantage to us.

We face competition from online pharmacies outside the United States.

Although it is currently illegal to re-import prescription drugs into the United States from any foreign country, we nonetheless face competition from online pharmacies outside the United States. A growing number of U.S. consumers seek to fill their prescriptions through Canadian and other foreign online pharmacies, and a number of state and local governments have set up websites directing their constituents to Canadian pharmacies. The FDA has taken only limited action to date, and may not take aggressive action in the future, against those who illegally re-import prescription drugs or support or facilitate illegal re-importation. In the U.S. Congress, legislation allowing for re-importation of prescription drugs by individuals for personal use has repeatedly been introduced. If such legislation were to be enacted, or if consumers increasingly use foreign-based online prescription drug websites instead of U.S.-based online pharmacies, such as ours, to fill their prescription needs, our business and operating results could be harmed.

We may be unable to increase the migration of consumers of health and pharmacy products from brick-and-mortar stores to our online solution, which would harm our revenues and prevent us from becoming profitable.

If we do not attract and retain higher volumes of customers to our Internet store at a reasonable cost, we will not be able to increase our revenues or achieve consistent profitability. Our success depends on our ability to continue to convert a large number of customers from traditional shopping methods to online shopping for health and pharmacy products. Specific factors that could prevent widespread customer acceptance of our online solution include:

•	shipping charges, which do not apply to purchases made at a brick-and-mortar store;

•	delivery time associated with Internet orders, as compared to the immediate receipt of products at a brick-and-mortar store;

•	lack of consumer awareness of our website;

•	additional steps and delays in verifying prescriptions and ensuring insurance coverage for prescription products;

•	non-participation in the networks of some insurance carriers;

•	regulatory restrictions or reform at the state and federal levels that could affect our ability to serve our customers;

•	the general acceptance or legalization of prescription drug re-importation;

•	customer concerns about the security of online transactions, identity theft, or the privacy of their personal information;

•	product damage from shipping or shipments of wrong or expired products from us or other vendors, resulting in a failure to establish, or loss of, customers’ trust in buying drugstore items online;

•	inability to serve the acute care needs of customers, including emergency prescription drugs and other urgently needed products;

•	delays in responses to customer inquiries;

•	difficulties or delays in returning or exchanging orders; and

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activity that diminishes a user’s online experience or subjects online shoppers to security risks, such as viruses, spam, spyware, phishing (spoofing e-mails directed at Internet users), “denial of service” attacks directed at Internet service providers and online businesses, and breaches of data security.

If our marketing efforts are not effective at attracting and retaining customers at an acceptable cost, we will be unable to achieve profitability.

If we do not maintain our brand and continue to increase awareness of our Internet shopping presence, we may not build a critical mass of customers. Promoting and positioning our brand depends largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We believe that, because we are a small company with low public brand awareness, achieving significant market awareness will require significant marketing expense. To promote our brand and our products and services, we have incurred and expect to continue to incur substantial expense in our marketing efforts both to attract and to retain customers. Our promotional activities may not be effective at building our brand awareness and customer base to the extent necessary to generate sufficient revenue to become consistently profitable. Search engine and other online marketing initiatives comprise a substantial part of our marketing efforts, and our success depends in part on our ability to manage costs associated with these initiatives, or to find other channels to acquire and retain customers cost-effectively. The demand for and cost of online advertising has been increasing and may continue to increase. An inability to acquire and retain customers at a reasonable cost would increase our operating costs and prevent us from maintaining profitability.

Since our business is Internet-based, we are vulnerable to system interruption and damage, which would harm our operations and reputation.

Our ability to receive and fulfill orders promptly and accurately is critical to our success and largely depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. We experience periodic system interruptions that impair the performance of our transaction systems or make our website inaccessible to our customers. These systems interruptions delay us from efficiently accepting and fulfilling orders, sending out promotional e-mails and other customer communications in a timely manner, introducing new products and features on our website, promptly responding to customers, or providing services to third parties. Frequent or persistent interruptions in our services could cause current or potential customers to believe that our systems are unreliable, which could cause them to avoid our website, drive them to our competitors, and harm our reputation. To minimize future system interruptions, we need to continue to add software and hardware and to improve our systems and network infrastructure to accommodate increases in website traffic and sales volume, to replace aging hardware and software, and to make up for two years of underinvestment in technology. We may be unable to promptly and effectively upgrade and expand our systems and integrate additional functionality into our existing systems. Any unscheduled interruption in our services could result in fewer orders, additional operating expenses, or reduced customer satisfaction, any of which would harm our revenues and operating results and could delay or prevent our becoming consistently profitable. In addition, the timing and cost of upgrades to our systems and infrastructure may substantially affect our ability to maintain profitability.

All of our fulfillment operations and inventory are located in our distribution facility, and any significant disruption of this center’s operations would hurt our ability to make timely delivery of our products.

We conduct all of our fulfillment operations from our distribution facility in Cincinnati, Ohio, which houses our entire product inventory. A natural disaster or other catastrophic event, such as an earthquake, fire, flood, severe storm, break-in, server or systems failure, terrorist attack, or other comparable event at this facility, would cause interruptions or delays in our business and loss of inventory and could render us unable to process or fulfill customer orders in a timely manner, or at all. Further, we have no formal disaster recovery plan, and our business interruption insurance may not adequately compensate us for losses that may occur. In the event that a significant part of this facility was destroyed or our operations were interrupted for any extended period of time, our business, financial condition, and operating results would be harmed.

Our operating results will be harmed if we are unable to manage and sustain our growth.

Our business is unproven on a large scale and actual operating margins may be less than expected. If we are unable to scale capacity efficiently, we may fail to achieve expected operating margins, which would have an adverse effect on our operating results.

If we are unable to obtain shipments of products from our vendors, our business and results of operations would be harmed.

We have significant vendors that are important to our sourcing of pharmaceutical and non-pharmaceutical products. We do not have long-term arrangements with most of our vendors to guarantee availability of merchandise, particular payment terms, or extension of credit limits. If our current vendors were to stop selling merchandise to us on acceptable terms, we may not be able to acquire merchandise from other vendors in a timely and efficient manner and on acceptable terms, or at all.

We have significant inventory risk.

We must maintain sufficient inventory levels to operate our business successfully and to meet our customers’ expectations that we will have the products they order in stock. However, we must also guard against the risk of accumulating excess inventory. We are exposed to significant inventory risk as a result of rapid changes in product cycles, changes in consumer tastes, uncertainty of success of product launches, seasonality, manufacturer backorders, and other vendor-related problems. In order to be successful, we must accurately predict these trends and events, which we may be unable to do, and avoid over- or under-stocking products. In addition, demand for products can change significantly between the time product inventory is ordered and the time it is available for sale. When we begin selling a new product, it is particularly difficult to forecast product demand accurately. A failure to optimize inventory would increase our expenses if we have too much inventory, and would harm our margins by requiring us to make split shipments for backordered items or pay for expedited delivery from the manufacturer if we had insufficient inventory. In addition, we may be unable to obtain certain products for sale on our website as a result of general shortages (for example, in the case of some prescription drugs), manufacturer policies (for example, in the case of some contact lenses and prestige beauty items), manufacturer or distributor problems, or popular demand. Failure to have inventory in stock when a customer orders it could cause us to lose that order or that customer. The acquisition of some types of inventory, or inventory from some of our sources, may require significant lead time or prepayment, and this inventory may not be returnable. We carry a broad selection of products and significant inventory levels of a substantial number of products, and we may be unable to sell this inventory in sufficient quantities or during the relevant selling seasons. The occurrence of one or more of these inventory risks may adversely affect our business and operating results.

If we make an error in filling or packaging the prescription drugs that we sell, we would be subject to liability and negative publicity.

Errors relating to prescriptions, dosage, and other aspects of the prescription medication could result in liability for us that our insurance may not cover. Because we distribute pharmaceutical products directly to the consumer, we are one of the most visible participants in the distribution chain and therefore have increased exposure to liability claims. Our pharmacists are required by law to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects, and other information deemed significant by the pharmacists. Our pharmacists may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate those effects. This counseling is in part accomplished through e-mails to our customers and inserts included with the prescription, which may increase the risk of miscommunication because the customer is not personally present to receive the counseling or advice or may not have provided us with all relevant information. Although we also post product information on our website, customers may not read this information. Providing information on pharmaceutical and other products creates the potential for claims to be made against us for negligence, personal injury, wrongful death, product liability, malpractice, invasion of privacy, or other legal theories based on our product or service offerings. Our general liability and business owners liability insurance may not cover potential claims of this type or may not be adequate to protect us from all liabilities that may be imposed if any such claims were to be successful. In addition, errors by either us or our competitors may also produce significant adverse publicity either for us or for the online pharmacy industry in general, which could result in an immediate reduction in the amount of orders we receive and would harm our ability to conduct and sustain our business.

Security breaches would damage our reputation, expose us to liability and otherwise harm our business.

Our security measures may not prevent security breaches that could harm our business. To succeed, we must provide a secure transmission of confidential information over the Internet and protect the confidential customer and patient information we retain, such as credit card numbers and prescription records. A third party who compromises or breaches the physical and electronic security measures we use to protect transaction data and customer records could misappropriate proprietary information, cause interruptions in our operations, damage our computers or those of our customers, or otherwise harm our business. Any of these would harm our reputation and expose us to a risk of loss or litigation and possible liability. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

We may be unable to obtain the additional financing we need in the future to support our growth.

We have sufficient financing or financing commitments to fund our anticipated operations for at least the next 12 months. However, this financing, along with revenues from operations, may not be sufficient to meet all of our long-term business development requirements, and we may seek to raise additional funds through bank debt or public or private debt or equity financings. Any additional financing that we may need may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our strategic flexibility or ability to develop and grow our business would be significantly limited.

Expanding the breadth and depth of our product offerings is expensive and difficult, and we may receive no benefit from our expansion.

We intend to continue to expand the breadth and depth of our prescription and OTC product offerings by promoting new or complementary products or sales formats. Expansion of our offerings in this manner could require significant additional expenditures and could strain our management, financial, and operational resources. For example, we may need to incur significant marketing expenses, develop relationships with new fulfillment partners or manufacturers, or comply with new regulations. We may be unable to expand our product offerings or sales formats in a cost-effective or timely manner, and any new offerings or formats may not generate satisfactory revenues to offset the costs involved. Furthermore, any new product offering or sales format that is not favorably received by consumers could damage the reputation of our brand. A lack of market acceptance of our efforts or our inability to generate sufficient revenues to offset the cost of expanded offerings would harm our business.

We face uncertainty related to pharmaceutical costs and pricing, which could affect our revenues and profitability.

Sales of our pharmacy products depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers, managed care organizations, pharmacy benefit managers and other organizations. These organizations are increasingly challenging the price and cost-effectiveness of medical products and services. The efforts of third-party payers to contain costs often place downward pressures on profitability from sales of prescription drugs. In addition, our products or services may not be considered cost-effective, and adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize a profit. Our revenues from prescription drug sales may also be affected by health care reform initiatives of federal and state governments, including proposals designed to address other government programs, prescription drug discount card programs, changes in programs providing for reimbursement for the cost of prescription drugs by third-party payers, and regulatory changes related to the approval process for prescription drugs. These initiatives could lead to the enactment of additional federal and state regulations that may adversely affect our prescription drug pricing, sales and profitability.

The implementation of the Medicare Part D prescription drug benefit has and will likely continue to adversely affect drug pricing, which decreases our profitability.

In 2006, the Medicare Part D prescription drug benefit under the DIMA became effective. The Medicare Part D prescription drug benefit has negatively affected, and is likely to continue to have a negative impact on, our business. Medicare Part D prescription drug coverage will likely increase the number of senior citizens with prescription drug coverage and reduce the number of customers who pay for their prescription drugs themselves. Customers who choose to obtain coverage under a Medicare Part D plan will likely purchase fewer drugs, or no longer purchase drugs, from us. Because we are not currently processing claims for Medicare Part D, we will be able to serve Medicare D customers only when those customers elect to purchase outside of their Medicare Part D plan and purchase their prescriptions out-of-pocket, such as when the particular medication is not covered by the customer’s Medicare plans or when the customer’s purchase is not covered because of a deductible, co-payment, or other exclusion. Moreover, the DIMA calls for significant changes to the formulas the Medicare program uses to calculate its payments for prescription drugs, as well as introduction of managed care elements and changes to the administration of the drug benefit program. When fully implemented, these changes could exert downward pressure on prescription drug prices and payments by the government, even as the number of people who use the Medicare benefits to pay for prescription drugs increases. All of these factors could adversely affect our drug prices and dispensing fees, and ultimately could reduce our profit margins.

If we are unable to obtain insurance reimbursement coverage for our customers, our ability to sell pharmacy products online could decrease, which would harm our revenues.

To obtain reimbursement on behalf of our customers for the prescription products that they purchase on our website, we must maintain relationships with insurance companies, managed health organizations, and pharmacy benefit managers. Many of our planned direct agreements with insurance companies, pharmacy benefit managers and third-party benefits companies are short-term, may be terminated with less than 30 days’ prior notice, and are subject to unilateral amendment by the other party. If we are unable to establish, maintain, and leverage our direct relationships with insurers, pharmacy benefit managers and third-party benefit companies, and if these relationships do not extend to cover the prescriptions we process, our ability to obtain reimbursement coverage for our customers would be reduced. This would reduce the number of customers that fill prescriptions through our website, which would harm our business, financial condition, and results of operations.

Government regulation of our business is extensive, and our failure to comply fully with regulations could result in civil and criminal penalties for us.

Our business is subject to extensive federal, state and local regulations. For example:

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entities engaging in the practice of pharmacy are subject to numerous federal and state regulatory requirements, including those relating to pharmacy licensing and registration, the dispensing of prescription drugs, pharmacy record keeping and reporting, and the confidentiality, security, storage, and release of patient records; and

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the sale, advertisement, and promotion of, among other things, prescription, OTC and homeopathic medications, dietary supplements, medical devices, cosmetics, foods, and other consumer products that we sell are subject to regulation by the FDA, the FTC, the Consumer Product Safety Commission, and state regulatory authorities, as the case may be.

As we expand our product offerings and more non-pharmaceutical products become subject to FDA, FTC and other regulation, more of our products will likely be subject to regulation. In addition, regulatory requirements to which our business is subject may expand over time, and some of these requirements may have a disproportionately negative effect on Internet pharmacies. For example, the federal government and a majority of states now regulate the retail sale of OTC products containing pseudoephedrine that might be used as precursors in the manufacture of illegal drugs. As a result, we are currently unable to sell these products to customers residing in states that require retailers to obtain a physical form of identification or maintain a signature log. Some members of Congress have proposed additional regulation of Internet pharmacies in an effort to combat the illegal sale of prescription drugs over the Internet, and state legislatures could add or amend legislation related to the regulation of nonresident pharmacies. In addition to regulating the claims made for specific types of products, the FDA and the FTC may attempt to regulate the format and content of websites that offer products to consumers. The laws and regulations applicable to our business often require subjective interpretation, and we cannot be certain that our efforts to comply with these regulations will be deemed sufficient by the appropriate regulatory agencies. Violations of any regulations could result in various civil and criminal penalties, including suspension or revocation of our licenses or registrations, seizure of our inventory, or monetary fines, any of which could harm our business, financial condition, or operating results. Compliance with new laws or regulations could increase our expenses or lead to delays as we adjust our website and operations.

Increasing concern about privacy, spam, and the use and security of customer information could restrict our marketing efforts and harm our business.

Internet retailers are also subject to increasing regulation and scrutiny relating to privacy, spam, and the use and security of personal user information. These regulations, along with increased governmental or private enforcement (for example, by Internet service providers), may increase the cost of growing our business. Current and proposed regulations and enforcement efforts may restrict our ability to collect and use demographic and personal information from users and send promotional e-mails, which could be costly or harm our marketing efforts. For example, if one or more Internet service providers were to block our promotional e-mails to customers, our ability to generate orders and revenue could be harmed. Further, any violation of privacy, anti-spam, or data protection laws or regulations may subject us to fines, penalties, and damages and may otherwise have a material adverse effect on our business, results of operations, and financial condition.

If people or property are harmed by the products we sell, product liability claims could damage our business and reputation.

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or property damage caused by these products and may require us to take actions such as product recalls. Any such product liability claim or product recall may result in adverse publicity regarding us and the products we sell, which may harm our reputation. If we are found liable under product liability claims, we could be required to pay substantial monetary damages. Further, even if we successfully defend ourselves against this type of claim, we could be forced to spend a substantial amount of money in litigation expenses, our management could be required to spend valuable time in the defense against these claims, and our reputation could suffer, any of which could harm our business. Our current vendors do not, and future vendors may not, indemnify us against product liability. Further, our liability insurance may not be adequate to protect us from all liability that may be imposed as a result of these claims, and we cannot be certain that insurance will continue to be available to us on economically reasonable terms, or at all. Any imposition of product liability that is not covered by vendor indemnification or our insurance could harm our business, financial condition, and operating results. We do not have vendor indemnification clauses with our current vendors.

If we are required to collect sales and use taxes on the products we sell in additional jurisdictions, we may be subject to liability for past sales and our future sales may decrease.

In accordance with current industry practice and our interpretation of applicable law, historically, we have not collected sales and use taxes or other taxes with respect to shipments of goods into states other than Ohio and Nevada. The operation of our distribution center, the operations of any future distribution centers and other aspects of our evolving business, however, may result in additional sales and use tax collection obligations. In addition, one or more other states may successfully assert that we should collect sales and use or other taxes on the sale of our products in that state. One or more states or the federal government may seek, either through unilateral action or through federal legislation, to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in electronic commerce as we do. Moreover, one or more states could begin to impose sales taxes on sales of prescription products, which are not generally taxed at this time, or impose sales taxes on sales of certain prescription products. The imposition of additional tax obligations on our business by state and local governments could create significant administrative burdens for us, decrease our future sales, and harm our cash flow and operating results.

We are dependent on key personnel and their loss would adversely affect our ability to conduct our business.

In order to execute our business plan, we must be able to keep our existing management and professionals and, when necessary, hire additional personnel who have the expertise we need. We cannot assure you that we will be able to this, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition. We are particularly dependent on the services of Lalit Dhadphale, our Chief Executive Officer and President. We do not carry key-man life insurance for our benefit on Mr. Dhadphale or on any other employee of our company.

Our post-share exchange company may not be able to realize the tax savings benefits for the entire amount of Clacendix’s Deferred Tax Assets.

As of March 31, 2009, the Company had a deferred tax asset primarily relating to federal net operating loss carry forwards available to offset future taxable income through 2028. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider projected future taxable income and tax planning strategies in making this assessment. At present, we do not have a sufficient history of income to conclude that it is more likely than not that we will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established in the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance net of appropriate reserves. Should we be profitable in future periods with supportable trends, the valuation allowance will be reversed accordingly.

Furthermore, our ability to utilize net operating losses, which we refer to as NOLs, to offset our future taxable income would be limited as the share exchange transaction would constitute an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, an “ownership change” occurs whenever the percentage of the stock of a corporation owned by “5-percent shareholders” (within the meaning of Section 382 of the Internal Revenue Code) increases by more than 50 percentage points over the lowest percentage of the stock of such corporation owned by such “5-percent shareholders” at any time over a three-year testing period. When a corporation undergoes an ownership change within the meaning of Section 382 of the Internal Revenue Code, its ability to utilize NOLs and other tax benefits is subject to an annual limitation.

As a result of our operating as a public company, our management will be required to devote substantial time to new compliance initiatives, which may divert our management’s attention from the growth and operation of our business.

The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the U.S. Securities and Exchange Commission, or SEC, impose a number of requirements on public companies, including provisions regarding corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will make some activities more time-consuming and costly. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we expend management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We cannot be certain that our internal control over financial reporting will be effective or sufficient in the future.

Our ability to manage our operations and growth requires us to maintain effective operations and compliance and management controls, as well as our internal control over financial reporting. We may not be able to implement necessary improvements to our internal control over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls, especially when such systems and controls are tested by our anticipated increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to our computer systems could cause internal control weaknesses.

We have in the past implemented an effective system of internal control; however, if we fail to maintain an effective system of internal control or if our management or our independent registered public accounting firm were to discover material weaknesses in our internal control systems, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and may lose investor confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

Risks Related to Our Common Stock

Because we became public through a share exchange transaction (or reverse acquisition), we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with HW becoming public through a share exchange transaction (or reverse acquisition). For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

A significant number of the shares of our common stock are eligible for sale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of common stock in the public market could harm the market price of our common stock. We issued 155,194,563 shares of common stock in our share exchange transaction. The shares issued in the share exchange are restricted under federal securities laws. These shares will generally be salable under Rule 144 of the Securities Act of 1933, as amended, commencing one year after the filing of this current report on Form 8-K. Sales of common stock either pursuant to a registration statement or Rule 144 are likely to have a depressive effect on the market of our common stock.

Our officers, directors and 5% or greater stockholders have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our executive officers, present and proposed directors, and our 5% or greater stockholders beneficially own approximately 70.88% of our outstanding voting securities. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our stockholders.

We may engage in additional financing that could lead to dilution of existing stockholders.

HW has relied on equity and debt financing to carry on its business to date. Any future financings by us may result in substantial dilution of the holdings of existing stockholders and could have a negative impact on the market price of our common stock. Furthermore, we cannot assure you that such future financings will be possible.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●	adverse economic conditions,

●	inability to raise sufficient additional capital to operate our business,

●	unexpected costs, lower than expected sales and revenues, and operating defects,

●	adverse results of any legal proceedings,

●	the volatility of our operating results and financial condition,

●	inability to attract or retain qualified senior management personnel, and

●	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations has been prepared using, and should be read in conjunction with, our financial statements and related notes included under Item 9.01(a) of this current report.

As described above, on May 14, 2009, we completed a share exchange transaction with HW, pursuant to the terms of the Securities Exchange Agreement. In connection with the share exchange transaction, HW became our wholly-owned subsidiary, with the former stockholders of HW collectively owning shares of our common stock representing approximately 82.44% of our outstanding common stock. The share exchange transaction is being accounted for as a “reverse acquisition,” since the former shareholders of HW own a majority of the outstanding shares of our common stock immediately following the transaction. HW is deemed to be the acquirer in the reverse acquisition and, consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements will be those of HW and will be recorded at the historical cost basis of HW. Accordingly, the historical financial results prior to the share exchange transaction are those of HW and replace our historical financial results as we existed prior to the share exchange transaction.

Overview

We are a U.S.-licensed pharmacy and healthcare e-commerce company that sells discounted brand name and generic prescription drugs and OTC medical products. Our web store is located at http://www.healthwarehouse.com. At present, we sell:

•	a range of prescription drugs (we are licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia);

•	diabetic supplies including glucometers, lancets, syringes and test strips;

•	OTC medications covering a range of conditions from allergy and sinus to pain and fever to smoking cessation aids;

•	home medical supplies including incontinence supplies, first aid kits and mobility aids; and

•	diet and nutritional products including supplements, weight loss aids, and vitamins and minerals.

Our objective is to be viewed by individual healthcare product consumers as a low-cost, reliable and hassle-free provider of prescription drugs as well as OTC medical products. We intend to continue to expand our product line as our business grows.

In March 2007, HealthWarehouse.com, Inc. was incorporated to sell OTC products direct from manufacturer to consumer. In November 2007, we opened a technology center in Bandung, Indonesia to develop the proprietary software necessary for our business, and in February 2008, version 1 of the http://www.healthwarehouse.com/ website was successfully launched running on our own proprietary software. In March 2008, as part of our expansion into prescription drugs, we completed construction of a full service pharmacy within our warehouse in Cincinnati, Ohio. Our pharmacy passed inspection by the Ohio State Pharmacy Board in April 2008. We are presently licensed as a mail-order pharmacy for sales to 36 states and the District of Columbia, and we intend to apply for and obtain licenses to sell prescriptions in all 50 states by the end of 2009.

We also intend to begin accepting health insurance as part of our prescription program, initially contracting with the largest insurance providers and later with additional providers based on customer demand. Our mission is to become a major repository of patient health records and a leading healthcare portal by building the first online pharmacy to vertically integrate and control the supply chain.

To date, we have incurred operational losses for all historic periods. We have financed our activities to date through revenues from our online sales, the proceeds from sales of our equity securities in private placement financings and the proceeds from the issuance of our promissory notes in private financings.

Results of Operations

Three months ended March 31, 2009 compared three months ended March 31, 2008.

	Three Months Ended March 31, 2009	% of Revenue	Three Months Ended March 31, 2008	% of Revenue

Revenue	$756,171	100.00%	$109,349	100.00%
Cost of Sales	573,689	75.86%	77,918	71.26%
Gross Profit	182,482	24.14%	31,431	28.74%
Selling, general and administrative expenses	359,899	47.5%	105,942	96.88%
Income from operations	(177,417)	(23.4)%	(74,512)	(68.14)%
Other income:
Interest income	375	0.00%	-	0.00%
Net Loss	$(177,042)	(23.4)%	$(74,512)	(68.14)%

Revenue

	Three months ended March 31, 2009	% Change	Three months ended March 31, 2008
Total revenue	$756,171	691.9%	$109,349
Total customer orders shipped	15,723	674.8%	2,330
Total average net sales per order	$48.37	(9.8)%	$53.64

Revenues for the three months ended March 31, 2009 grew to $756,171 from $109,349 for the three months ended March 31, 2008. Revenues increased for the three months ended March 31, 2009 compared to corresponding period in the prior year as a result of an increase in order volume. This increase is due primarily to the maturing of business activities from a company with limited operating activities after the initial rollout of the business model during 2008 the impact of increased advertising additional licenses to sell prescription drugs increased to 36 by the end of March 2009.

Another indicator of increased business activity was that our website attracted over 225,000 visits with over 885,000 pageviews during the first three months of 2009 compared to fewer than 50,000 visits and more than 163,000 pageviews during the first three months of 2008.

Costs and Expenses

Cost of Sales and Gross Margin

	Three months ended March 31, 2009	% Change	Three months ended March 31, 2008
Total cost of sales	$573,689	636.3%	$77,918
Total gross profit dollars	$182,482	481.8%	$31,431
Total gross margin percentage	24.2%		28.7%

Total cost of sales increased for the three months ended March 31, 2009 as compared to the three months ended March 31, 2008 as a result of growth in order volume and revenue. Gross margin percentage decreased year-over-year from 28.7% for the three months ended March 31, 2008 to 24.2% for the three months ended March 31, 2009, due to a more representative relationship between revenues and cost of sales per our business model as the amount of low priced generic products became a larger portion of our mix of revenues.

Selling, General and Administrative Expenses

	Three months ended March 31, 2009	% Change	Three months ended March 31, 2008
Selling, general and administrative expenses	$359,899	339.8%	$105,942
Percentage of revenue	47.5%		96.9%

Selling, general and administrative expenses increased by $253,957 in the three months ended March 31, 2009 compared to the same period during 2008; however, as a percentage of revenue there was a decline of 49.4% during the same periods. The expense increases are due primarily to expenses related to the maturing of business activities including increases of approximately $255,000 for payroll, advertising, shipping and fulfillment expenses related to revenue growth compared to the first quarter of 2008.

Year ended December 31, 2008 compared year ended December 31, 2007.

	Year Ended December 31, 2008	% of Revenue	Year Ended December 31, 2007	% of Revenue

Revenue	$1,270,527	100.00%	$59,562	100.00%
Cost of Sales	970,627	76.40%	32,433	55.50%
Gross Profit	299,900	23.60%	27,129	45.50%
Selling, general and administrative expenses	969,837	76.30%	37,786	63.40%
Income from operations	(669,937)	(52.70)%	(10,657)	(17.90)%
Other income:
Interest income	2,636	0.20%	-	0.00%
Net Loss	$(667,301)	(52.50)%	$(10,657)	(17.90)%

Revenue

	Year ended December 31, 2008	% Change	Year ended December 31, 2007
Total revenue	$1,270,527	2,133.1%	$59,562
Total customer orders shipped	22,950	2,004.4%	1,145
Total average net sales per order	$55.36	6.4%	$52.02

Revenues include gross revenues from sales of product, shipping fees and service fees, net of discounts and provision for sales returns, and other allowances. We bill orders to the customer’s credit card or, in the case of prescriptions covered by insurance, we bill the co-payment to the customer’s credit card and the remainder of the prescription price to insurance. We record sales of pharmaceutical products covered by insurance as the sum of the amounts received from the customer and the third party insurer.

Revenues increased for the year ended December 31, 2008 compared to the prior year as a result of an increase in order volume and average net sales per order. This increase is due primarily to the maturing of business activities from a startup company in 2007 with limited operating activities and the initial rollout of the business model during 2008.

Costs and Expenses

Cost of Sales and Gross Margin

	Year ended December 31, 2008	% Change	Year ended December 31, 2007
Total cost of sales	$970,627	2992.7%	$32,433
Total gross profit dollars	$299,900	1105.5%	$27,129
Total gross margin percentage	23.6%		45.5%

Cost of sales consists primarily of the cost of products sold to our customers, including allowances for shrinkage, damaged, slow-moving and expired inventory, and expenses related to promotional inventory included in shipments to customers. Payments that we receive from vendors in connection with volume purchases or rebate allowances and payment discount terms are netted against cost of sales.

Total cost of sales increased year-over-year in absolute dollars for the year ended December 31, 2008 as compared to the year ended December 31, 2007 as a result of growth in order volume and net sales. This increase is due primarily from the maturing of business activities from a startup company in 2007 with limited operating activities and the initial rollout of the business model during 2008. Gross margin percentage decreased year-over-year from 45.5% for the year ended December 31, 2007 to 23.6% for the year ended December 31, 2008, due to a more representative relationship between revenues and cost of sales per our business model in 2008 compared to 2007.

Selling, General and Administrative Expenses

	Year ended December 31, 2008	% Change	Year ended December 31, 2007
Selling, general and administrative expenses	$969,837	2566.7%	$37,786
Percentage of revenue	76.3%		63.4%

Selling, general and administrative expenses consists of all operating expenses for our company including payroll and related expenses for all personnel, advertising, freight, bad debt expense, corporate facility expenses, professional service expenses and other general corporate expenses.

Selling, general and administrative expenses increased in both dollars and as a percentage of revenue for the year ended December 31, 2008 compared to the prior year. The expense increases are due primarily from the maturing of business activities from a startup company in 2007 with limited operating activities and the initial rollout of the business model during 2008. The year-over-year expenses increase of $932,051 from $37,786 for the year ended December 31, 2007 to $969,837 for the year ended December 31, 2008 were due primarily to increases in advertising expense of $309,595, freight and shipping expenses of $133,203, payroll and related expenses of $100,834, travel and entertainment expenses of $77,835, increase in professional fees of $66,061, Internet and related transaction fees of $60,528, and increases in bad debt expense of $54,753.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Impact of Inflation

We believe that inflation has not had a material impact on our results of operations for the years ended December 31, 2008 and 2007. We cannot assure you that future inflation will not have an adverse impact on our operating results and financial condition.

Seasonality

Historically, the largest amount of our net sales occur during our fourth quarter. As a result, we sometimes experience an increase in our shipping cost due to complimentary upgrades, split-shipments, and additional long-zone shipments necessary to ensure timely delivery during this time of year.

Liquidity and Capital Resources

Since HW’s inception, it has financed operations through product sales to customers, and debt and private equity investment by existing stockholders, officers and directors.

As of May 14, 2009, we had approximately $2.4 million in cash and cash equivalents. We estimate that our existing cash, combined with our revenues, will be sufficient to fund current operations for at least the next 12 months. In addition, one of the recent HW investors has entered into an agreement to purchase an additional $800,000 of our common stock through December 31, 2009 and another recent HW investor holds two warrants exercisable for our common stock (with an up to $400,000 exercise price in the aggregate) which expire on June 30, 2009 and December 31, 2009, respectively.

If our plans or assumptions change or prove to be inaccurate, we may be required to seek additional capital through one or more financings. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot raise sufficient funds on acceptable terms, we may have to curtail our level of expenditures and our rate of expansion.

With our revenues expected to grow, we anticipate that our cash flow from operating activities will be a growing source of funds for us. Assuming we achieve cash flow breakeven, we intend to seek to secure a standby secured asset line to fund asset acquisitions particularly for inventory growth. Our operating model calls for payment by the customer via credit card sometimes prior to when the products are due to be paid to our vendors. Accordingly, controlling inventory exposure will be an important operating objective for us.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosures of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the composition of our products/services and the regulatory environment. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates. A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Accounts Receivable

Trade accounts receivable are stated at the amount our management expects to collect from outstanding balances. Our management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after our management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. As of December 31, 2008 and 2007, our management considers all receivables to be fully collectible.

Inventories

Inventories are valued at lower of average cost or market, using first-in, first out (FIFO) method and consist substantially of finished goods available for sale.

Property and Depreciation

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets.

Revenue Recognition

Revenue is recognized when products are shipped to customers. Provisions for chargebacks are provided for in the same period the related revenue is recorded.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws. Income tax expense is comprised of tax currently payable for the period and the change during the period in deferred tax assets and liabilities.

The Financial Accounting Standards Board (“FASB”) has issued Interpretation No. 48 (“FIN 48”), which clarifies generally acceptable accounting principles for recognition, measurement, presentation and disclosure relating to uncertain tax positions. As permitted by FIN 48 (as amended), prior to the share exchange, we elected to defer the application of FIN 48 until issuance of our December 31, 2009 financial statements.

FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48.

In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense” in the consolidated statements of operations. Penalties would be recognized as a component of “Selling, general and administrative expenses.”

We are currently in the process of evaluating the impact of the adoption of the provisions of FIN 48 on our consolidated financial position and results of operations.

Recently-issued Accounting Pronouncements

On October 10, 2008, the FASB issued Staff Position (“FSP”) FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” FSP FAS 157-3 clarifies the application of FASB Statement No. 157 in a market that is not active. The guidance is primarily focused on addressing how the reporting entity’s own assumptions should be considered when measuring fair value when relevant observable inputs does not exist; how available observable inputs in a market that is not active should be considered when measuring fair value; and how the use of market quotes should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value. The adoption of FSP FAS 157-3 did not have a material impact on our financial statements.

In June 2008, the Emerging Issues Task Force (“EITF”) reached a consensus in Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of FASB Statement No. 133. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. We are currently in the process of evaluating the impact of the adoption of EITF 07-5 on our results of operations and financial condition.

In May 2008, the FASB issued Statement No. 162 “The Hierarchy of Generally Accepted Accounting Principles.” The current hierarchy of generally accepted accounting principles is set forth in the American Institute of Certified Accountants (AICPA) Statement of Auditing Standards (SAS) No. 69, “The meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. FASB Statement No. 162 is intended to improve financial reporting by identifying a consistent framework or hierarchy for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. FASB Statement No. 162 is effective 60 days following the SEC’s approval of the Public Company Oversight Board Auditing amendments to SAS 69. We do not anticipate that FASB Statement No. 162 will have a material effect on our results of operations or financial position.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133,” to require enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. FASB Statement No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the effect that the adoption of FASB Statement No. 161 will have on our consolidated results of operations and financial condition, but do not expect it to have a material impact.

In December 2007, the FASB issued Statement No. 141R, “Business Combinations” (“SFAS 141R”), which replaces Statement No. 141, “Business Combinations.” FASB Statement No. 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. FASB Statement No. 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. FASB Statement No. 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. FASB Statement No. 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115.” FASB Statement No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. We adopted FASB issued Statement No. 159 beginning in the first quarter of 2008, without material effect on our consolidated financial position or results of operations.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” FASB Statement No. 157 establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurements, and requires new disclosures of assets and liabilities measured at fair value based on their level in the hierarchy. This statement applies under other accounting pronouncements that require or permit fair value measurements. In February 2008, the FASB issued FSPs No. 157-1 and No. 157-2, which, respectively, remove leasing transactions from the scope of FASB Statement No. 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of FASB Statement No. 157 (as impacted by these two FSPs) was effective for us beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in our financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on our consolidated results of operations or financial condition. The remaining aspects of FASB Statement No. 157 for which the effective date was deferred under FSP No. 157-2. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of FASB Statement No. 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. We do not expect them to have a material impact on our consolidated results of operations or financial condition.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of May 22, 2009, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)

5% or Greater Stockholders:

Cape Bear Partners, LLC (4)	34,606,466	18.38%

Rock Castle Holdings, LLC (5)	45,053,326	23.44%

Austin W. Marxe and David M. Greenhouse (6)	11,258,068	5.98%

Executive Officers and Directors:

Lalit Dhadphale (7)	38,814,992	20.62%

Patrick E. Delaney (8)	2,609,100	1.37%

Wayne A. Corona (9)	6,631,325	3.50%

Stephen M. Deixler (10)	2,741,016	1.45%

Norman E. Corn (8)	2,620,596	1.37%

All executive officers and directors as a group (5 persons)	53,417,029	27.45%

(1)
The address of each person except Austin W. Marxe and David M. Greenhouse is c/o Clacendix, Inc., 100 Commerce Boulevard, Cincinnati, Ohio 45140. The address of Austin W. Marxe and David M. Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after May 14, 2009, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 188,250,724 shares of common stock outstanding on May 14, 2009. Does not include 155,570 shares of series A preferred stock outstanding on May 14, 2009, which shares are convertible into 1,555,570 shares of common stock. The shares of common stock and shares underlying convertible preferred stock and stock options are deemed outstanding for purposes of computing the percentage of the person holding such convertible preferred stock and/or stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	Lynn Peppel is the Managing Member of Cape Bear Partners LLC and has sole voting and investment power over the shares owned by Cape Bear Partners LLC.

(5)
Includes 3,963,594 shares of common stock issuable upon conversion of HW convertible promissory notes. Does not include stock options to purchase 5,000,000 shares of common stock that are not currently exercisable. Jason Smith is the Manager of Rock Castle Holdings, LLC and has sole voting and investment power over the shares owned by Rock Castle Holdings, LLC.

(6)
Based on a Schedule 13D/A filed on March 9, 2007 by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”). Marxe and Greenhouse share sole voting and investment power over 1,929,971 shares of Common Stock owned by Special Situations Cayman Fund, L.P., 1,213,957 shares of Common Stock owned by Special Situations Fund III, L.P., 5,052,040 shares of Common Stock owned by Special Situations Fund III QP, L.P., 2,084,729 shares of Common Stock owned by Special Situations Private Equity Fund, L.P., 153,901 shares of Common Stock owned by Special Situations Technology Fund, L.P. and 823,470 shares of common stock owned by Special Situations Technology Fund II, L.P.

(7)	Does not include stock options to purchase 5,000,000 shares of common stock that are not currently exercisable.

(8)	Includes stock options to purchase 2,359,000 shares of common stock. Does not include stock options to purchase 2,109,000 shares of common stock that are not currently exercisable.

(9)
Includes 991,005 shares of common stock issuable upon conversion of HW convertible promissory notes. Does not include stock options to purchase 5,000,000 shares of common stock that are not currently exercisable.

(10)
Does not include 967,477 shares of common stock owned by Mr. Deixler’s mother, children and grandchildren, as to which shares Mr. Deixler disclaims beneficial ownership. Includes 480,560 shares of common stock issuable upon conversion of 48,056 shares of series A preferred stock, stock options to purchase 130,500 shares of common stock and 2,200 shares of common stock owned by Mr. Deixler’s spouse.

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of May 14, 2009, are as follows:

Name	Age	Position

Lalit Dhadphale	37	President, Chief Executive Officer and Director

Patrick E. Delaney	56	Chief Financial Officer and Treasurer

Wayne A. Corona	57	Secretary and Director

Stephen M. Deixler	73	Director

Norman E. Corn	62	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Lalit Dhadphale became our President and Chief Executive Officer and a member of our board of directors on May 14, 2009, and has served as the President and Chief Executive Officer and a member of the board of directors of HW since its inception in March 2007. Prior to that, from 2003 until February 2007, he founded and managed Placa De Rei Partners, LLC, a company specializing in residential real estate development in the United States and Asia. Before that, Mr. Dhadphale accumulated more than 15 years of experience developing internet websites and applications. He served as Vice President of Product Development, Chief International Officer and later as Chief Operating Officer of Zengine, Inc. from founding in 1999 through its sale in 2002. Under his day-to-day leadership, Zengine grew from start-up to $30+ million in annualized sales, achieving profitability in its second quarter as a public company in the first quarter of 2001. Prior to co-founding Zengine, Mr. Dhadphale was a co-founder of Excite Japan, where he was involved with product development, internationalization and localization of web sites and Internet products. He produced the launch of both Excite Japan and Netscape Netcenter Japan. Prior thereto, Mr. Dhadphale was International Business Development Manager for CNET, securing relationships throughout Asia and the Pacific Rim. His prior experience includes international trade, entertainment and real estate development for P.O.V. Associates (Nissho Iwai Group). Mr. Dhadphale received his BA degree from the University of Michigan, Ann Arbor in Japanese Language & Literature and Asian Studies.

Patrick E. Delaney has served as our Chief Financial Officer since September 2003 and as our Treasurer since May 14, 2009. Prior to joining our company, from 2000 until 2003, Mr. Delaney was the President of Taracon, Inc. a privately owned independent consulting firm that provides management consulting for early and mid-stage technology and financial services companies. Mr. Delaney also served as Chief Financial Officer for two publicly traded telecommunications providers, Pointe Communications Corporation from 1993 to 2000 and Advanced Telecommunications Corporation from 1986 to 1993. Mr. Delaney has served other companies in executive capacities including RealCom Communications, Argo Communications and ACF Industries.

Wayne A. Corona became our Secretary and a member of our board of directors on May 14, 2009, and has served as the Secretary and a member of the board of directors of HW since its inception in March 2007. Mr. Corona has accumulated 30 years of experience in brand and generic pharmaceutical sales, marketing and distribution. Since 2002, he has served as Vice President of Business Development of Masters Pharmaceutical, Inc. Prior to that, Mr. Corona served as a consultant to RxBazaar, an online pharmaceutical trader, from 1998 to 2002. From 1997 to 1998, he served as a purchasing and regulations consultant to Purity Wholesale grocers Inc. Earlier in his career, from 1992 to 1996, he served as President of P.D.I. Enterprises, during which the company completed major acquisitions and sales increased from $100 million to over $500 million. Mr. Corona was the recipient of Merrill Lynch and Inc. Magazine’s Ernst & Young “Entrepreneur of The Year” Award in 1995. Prior to his tenure with P.D.I., Mr. Corona was Senior Vice President of Moore Medical Corporation from 1985 to 1992 and Assistant Vice President of Pharmaceutical Services at Genovese Drug Stores from 1974 to 1985. Mr. Corona earned his BS degree at Columbia University College of Pharmaceutical Sciences.

Stephen M. Deixler became a member of our board of directors in May 1982, and served as our Chairman of the Board from May 1982 to May 14, 2009. Mr. Deixler served as our interim Chief Financial Officer from March 2003 to September 2003, our Chief Executive Officer from April 1996 to May 1997, our President from May 1982 to June 1985 and our Treasurer from our formation in 1982 until September 1993. He also serves as Chairman of the Board of Trilogy Leasing Co., LLC and President of Resource Planning Inc. Mr. Deixler was the Chairman of Princeton Credit Corporation until April 1995.

Norman E. Corn became a member of our board of directors in November 2005, and served as our Chief Executive Officer from August 2003 to May 14, 2009. From 2000 until 2003, Mr. Corn was Executive Vice President of Liquent, Inc., a Pennsylvania-based software company that provides electronic publishing solutions, focused on the life sciences industry. Mr. Corn also served from 1994 to 2000 as CEO of TCG Software, Inc., an offshore software services organization providing custom development to large corporate enterprises in the United States. Over the course of his career, Mr. Corn has led other companies, including Axiom Systems Group, The Cobre Group, Inc., The Office Works, Inc. and Longview Results, Inc., and spent the early part of his career in sales, marketing and executive positions at AT&T and IBM.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

Our board of directors had previously established an audit committee, compensation committee, and nominations and governance committee. In conjunction with the share exchange transaction, we disbanded these committees. Later in 2009, our board of directors expects to recreate such committees, in compliance with established corporate governance requirements.

Audit Committee. We plan to reestablish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent registered public accountants to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit engagements performed by the independent registered public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. Due to our small size, we do not currently have an “audit committee financial expert,” as defined under securities laws, serving on our board of directors, but we intend to appoint one when we reestablish our audit committee.

Compensation Committee. We plan to reestablish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee. We plan to reestablish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Independence

Our board of directors has determined that Stephen M. Deixler and Wayne A. Corona are “independent” within the meaning of Nasdaq Rule 4200(a)(15), and that they are also “independent” for purposes of Rule 10A-3 of the Exchange Act.   Lalit Dhadphale and Norman E. Corn are not “independent” within the meaning of Nasdaq Rule 4200(a)(15).  In addition, Philip Levine and Frank S. Russo, who resigned from our board of directors effective September 1, 2008 and May 14, 2009, respectively, and who were formerly members of our audit committee, compensation committee and nominating committee, were “independent” within the meaning of Nasdaq Rule 4200(a)(15) and for purposes of Rule 10A-3 of the Exchange Act.

In making each of these independence determinations, our board of directors considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning the director’s independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with our company.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they may serve on.  We expect to compensate non-management directors through stock option or restricted stock grants under our stock option plans, though we have not determined the exact number of options or stock to be granted at this time.

Prior to May 14, 2009, directors who were not also employees received fully-vested options to purchase 20,000 shares of our common stock  upon election to our board and fully-vested options to purchase 10,000 shares of our common stock  upon re-election to our board. In addition, directors who were not also employees received annually fully-vested options to purchase 1,500 shares of our common stock for each of the following committee memberships: audit, compensation and nominating committees. These directors were also granted fully-vested options to purchase an additional 1,500 shares of our common stock for each board meeting they attended. Options were granted at exercise prices per share equal to the fair market value of our common stock on the date of the grant. In addition, we reimbursed all such directors who traveled more than fifty miles to a meeting of the board for all reasonable travel expenses.

Indebtedness of Directors and Executive Officers

None of our executive officers or directors, or their respective associates or affiliates, is indebted to us.

Family Relationships

There are no family relationships among our executive officers and directors.

Legal Proceedings

As of the date of this current report, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to Clacendix and HW in all capacities, for the years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Lalit Dhadphale	2008	11,535	-	-	-	-	-	-		11,535
President and Chief Executive Officer	2007	-	-	-	-	-	-	-		-

Norman E. Corn (1)	2008	167,083	-	-	3,585	-	-	6,429	(2)	177,097
former Chief Executive Officer	2007	235,000	-	-	-	-	-	369,730	(3)	604,730

Patrick E. Delaney	2008	150,000	-	-	3,585	-	-	5,700	(2)	159,285
Chief Financial Officer and Treasurer	2007	200,000	-	-	-	-	-	305,700	(4)	505,700

(1)	The information for Mr. Corn corresponds to the years ended December 31, 2008 and 2007. Mr. Corn resigned as an officer of our company on May 14, 2009.

(2)	Includes life insurance and disability insurance premiums paid by us.

(3)	Includes auto allowance, life insurance and disability insurance premiums paid by us and a severance amount of $352,500.

(4)	Includes auto allowance and medical benefit premiums paid by us and a severance amount of $300,000.

The aggregate amount of all other benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

The following table summarizes equity awards outstanding at December 31, 2008, for each of the executive officers named in the Summary Compensation Table above:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lalit Dhadphale	—	—	—	—	—	—	—	—	—
Chief Executive Officer and President

Norman E. Corn	800,000	—	—	0.115	1/28/09	—	—	—	—
former Chief Executive	488,404	—		0.060	1/28/09
Officer (1)(2)	229,376	20,624		0.180	1/23/11

Patrick E. Delaney	800,000	—	—	0.115	1/28/09	—	—	—	—
Chief Financial Officer and Treasurer (2)	229,376	20,624		0.180	1/23/11

(1)	The information for Mr. Corn corresponds to the year ended December 31, 2008. Mr. Corn resigned as an officer of our company on May 14, 2009.

(2)
All options vest as follows: 34% of the total number of shares subject to each option vest and become exercisable 12 months from date of grant, and options to purchase the remaining 66% of the number of shares subject to each option vest and become exercisable in 8 equal installments of 8.25% of the number of shares subject to each option, at the end of every three month period following the 12 month anniversary of the grant date. Outstanding un-vested options will vest upon change of control as defined in the 2006 Stock Option Plan. All options have a 5 year term.

Employment Agreements

None of our employees are subject to employment agreements with us at the moment. We intend to enter into an employment agreement with Lalit Dhadphale, our President and Chief Executive Officer, and Patrick E. Delaney, our Chief Financial Officer and Treasurer, in the near future.

We were party to an employment agreement with Norman E. Corn ,dated August 15, 2003, as amended effective November 10, 2004, December 19, 2007 and June 19, 2008, which had no specific stated termination date.  Pursuant to the agreement Mr. Corn served as our Chief Executive Officer at will at an annual base salary of $235,000.  In addition, he received reimbursement for life and disability insurance. On January 28, 2004, we awarded Mr. Corn 800,000 fully-vested incentive stock options to purchase common stock at $0.115 per share and 750,000 fully-vested non-qualified stock options to purchase common stock at $0.06 per share.  On January 23, 2006, we awarded Mr. Corn 250,000 stock options to purchase common stock at $0.18 per share which vested on a pro-rata basis over a three-year period from the grant date.  In connection with the consummation of the sale of substantially all the operating assets of our company and Mr. Corn’s agreement to remain with us through June 30, 2008 in order to facilitate either a business combination with a third party or the liquidation of our company, we agreed to pay Mr. Corn a total of $352,500, paid 50% in January 2008 and 50% in July 2008. This amount was the equivalent of the 18 months of salary severance amount that would be due and payable to Mr. Corn under the employment agreement if terminated as a result of a change of control of our company for any reason other than cause.   Effective July 1, 2008, we adjusted Mr. Corn’s compensation to an annualized base salary of $100,000.  Mr. Corn remained eligible to receive reimbursement for life and disability insurance, as well as reimbursement for reasonable business expenses.

We were party to an employment agreement with Patrick E. Delaney dated September 15, 2003, as amended effective November 10, 2004, December 19, 2007 and June 19, 2008, which had no specific stated termination date.  Pursuant to the agreement, Mr. Delaney served as our Chief Financial Officer at will, at an annual base salary of $200,000.  In addition, he received reimbursement for medical benefits and life and disability insurance.  On January 28, 2004, we awarded Mr. Delaney 800,000 fully-vested incentive stock options to purchase common stock at $0.115 per share and 250,000 fully-vested non-qualified stock options to purchase common stock at $0.045 per share. On January 23, 2006, we awarded Mr. Delaney 250,000 stock options to purchase common stock at $0.18 per share which vested on a pro-rata basis over a three-year period from the grant date. In connection with the consummation of the sale of substantially all the operating assets of our company and Mr. Delaney’s agreement to remain with us through June 30, 2008 in order to facilitate either a business combination with a third party or the liquidation of our company, we agreed to pay Mr. Delaney a total of $300,000, paid 50% in January 2008 and 50% in July 2008. This amount was the equivalent of the 18 months of salary severance amount that would be due and payable to Mr. Delaney under the agreement if terminated as a result of a change of control of our company for any reason other than cause.   Effective July 1, 2008, we adjusted Mr. Delaney’s compensation to an annualized base salary of $100,000.  Mr. Delaney remained eligible to receive reimbursement for medical benefits and life and disability insurance, as well as reimbursement for reasonable business expenses.

Stock Option Plans

On May 15, 2009, we adopted our 2009 Incentive Compensation Plan (the 2009 Plan).  The purpose of the 2009 Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. The following summary of the 2009 Plan is qualified in its entirety by the specific language of the 2009 Plan.

Stock options to purchase up to 29,686,000 shares of common stock have been awarded under the 2009 Plan as of May 22, 2009, subject to stockholders’ ratification of the adoption of the 2009 Plan.

Administration.  The 2009 Plan is to be administered by a committee elected by the board of directors, provided, however, that except as otherwise expressly provided in the 2009 Plan, the board of directors may exercise any power or authority granted to the committee under the 2009 Plan. Subject to the terms of the 2009 Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 Plan, construe and interpret the 2009 Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the 2009 Plan.

Eligibility.  The persons eligible to receive awards under the 2009 Plan are the officers, directors, employees, consultants and other persons who provide services to us.  An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in the 2009 Plan.

Types of Awards.  The 2009 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards.  Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations.  The total number of shares of common stock that may be subject to the granting of awards under the 2009 Plan at any time during the term of the 2009 Plan is equal to 30,000,000 shares, plus 3,628,500 shares that remained available on May 15, 2009 under our 2006 Stock Option Plan.  This limit will be increased by the number of shares with respect to which awards previously granted under the 2009 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

The 2009 Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of our company, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the 2009 Plan may not exceed 5,000,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month performance period is $2,000,000, and the maximum amount that may be paid out as performance units in any performance period greater than 12 months is $4,000,000.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2009 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock.  The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations.  The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2009 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.  The committee determines the terms and conditions of such awards.

Performance Awards.  The committee is authorized to grant performance awards to participants on terms and conditions established by the committee.  Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards.  Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2009 Plan.

Awards under the 2009 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 2009 Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in the 2009 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the 2009 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2009 Plan which might increase the cost of the 2009 Plan or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. The 2009 Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2009 Plan, (b) termination of the 2009 Plan by the board of directors, or (c) the tenth anniversary of the effective date of the 2009 Plan.  Awards outstanding upon expiration of the 2009 Plan will remain in effect until they have been exercised or terminated, or have expired.

In January 2006, we adopted our 2006 Stock Option Plan (the 2006 Plan). The aggregate number of shares of common stock for which options may be granted under the 2006 Plan is 4,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 2006 Plan is 300,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant. As of December 31, 2008, 371,500 options were outstanding under the 2006 Plan, of which 350,876 were exercisable.

In November 2000, we adopted our 2000 Stock Option Plan (the 2000 Plan). The aggregate number of shares of common stock for which options may be granted under the 2000 Plan is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 2000 Plan is 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of our outstanding common stock) of the fair value of one share of common stock on the date of grant. As of December 31, 2008, 838,000 options were outstanding under the 2000 Plan, all of which were exercisable.

In June 1998, we adopted our 1998 Stock Option Plan (the 1998 Plan). The aggregate number of shares of common stock for which options may be granted under the 1998 Plan is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 1998 Plan is 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of our outstanding common stock) of the fair value of one share of common stock on the date of grant. As of December 31, 2008, 1,100,000 options were outstanding under the 1998 Plan, of which 1,079,376 were exercisable.

Certain Relationships and Related Transactions

Lalit Dhadphale, our President and Chief Executive Officer, and Cape Bear Partners LLC, a 5% or greater stockholder, have guaranteed HW’s obligations under certain HW convertible promissory notes with a principal value of $1,200,000, which notes we assumed in connection with the share exchange transaction.

We occupy approximately 16,000 square feet of office and storage space under a Commercial Sublease Agreement with Masters Healthcare, LLC, one of our principal suppliers.

Ron Ferguson, former HW director, has personally guaranteed HW’s obligations to supplier Prescription Supply Inc. Mr. Ferguson is the spouse of Diane Ferguson, a stockholder of our company.

Description of Securities

The following is a summary description of our capital stock and certain provisions of our Certificate of Incorporation and Amended and Restated By-Laws.  The following discussion is qualified in its entirety by reference to the actual documents, copies of which can be obtained through our public filings on the SEC’s website at “www.sec.gov.”

General

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. 200,000 shares of the preferred stock have been designated as series A preferred stock. As of May 22, 2009, we had issued and outstanding:

•	202,783,573 shares of common stock,

•	155,557 shares of series A preferred stock, convertible into 1,555,570 shares of common stock,

•	stock options to purchase 30,372,500 shares of common stock, and

•	warrants to purchase 275,000 shares of common stock.

We have reserved (i) 41,250,000 shares of common stock for issuance pursuant to our stock option plans, (ii) 275,000 shares of common stock for issuance pursuant to outstanding warrants, and (iii) 2,000,000 shares of common stock for issuance upon conversion of our series A preferred stock.

In connection with the share exchange transaction, we assumed HW’s rights and obligations under certain HW warrants to purchase common stock, exercisable for up to 8,068,197 shares of our common stock, and certain HW convertible promissory notes with a principal value of $1,200,000, convertible for up to 15,855,227 shares of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and of the series A preferred stock liquidation preference. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

Each share of series A preferred stock is convertible into 10 shares of common stock at the conversion price of $0.18 per share of common stock. The series A preferred stock is non-voting, has a standard liquidation preference equal to its purchase price ($1.80 per share), and does not pay dividends. In addition, the consent of holders of a majority of the outstanding shares of series A preferred stock is required in connection with certain corporate actions, including the issuance of any of our common stock; however, holders of a majority of the outstanding shares of series A preferred stock have entered into a voting agreement and irrevocable proxy, granting to us the power to approve the authorization and issuance of any shares on behalf of such holders. Holders of series A preferred stock have no preemptive or redemption rights. All of the outstanding shares of series A preferred stock are fully-paid and nonassessable.

In addition, our board of directors may, without stockholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our board may determine. The board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to our common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more additional series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

Warrants

On August 14, 2007, in connection with the issuance of promissory notes related parties, we issued to the note holders warrants to purchase an aggregate of 175,000 shares of common stock for $0.05 per share. The warrants expire on August 13, 2009.

On September 10, 2007, in connection with the issuance of a promissory note, we issued to the note holder warrants to purchase an aggregate of 100,000 shares of common stock for $0.05 per share. The warrants expire on September 9, 2009.

Stock Options

Under our 1998 Plan, 2000 Plan, 2006 Plan and 2009 Plan, we have outstanding stock options to purchase 30,372,500 shares of common stock. See also “Stock Option Plans.”

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol IONN.OB.  At the time we change our corporate name to HealthWarehouse.com, Inc., we will also obtain a new ticker symbol for quotation on the OTC Bulletin Board.

Upon satisfaction of all necessary initial listing requirements, we intend to apply to list our common stock on the American Stock Exchange or the Nasdaq Capital Market.  We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on a national securities exchange or Nasdaq.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

Holders of Record

As of May 14, 2009, there were approximately 435 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our certificate of incorporation provides that no director of our company will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 14, 2009, at the closing of the share exchange transaction, we issued an aggregate of 155,194,563 shares of our common stock to the former stockholders of HW. The shares of our common stock issued to former holders of HW capital stock in connection with the share exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933.  The common stock was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01.	Change in Control of Registrant.

The information set forth above in Items 1.01 and 2.01 (Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Items 1.01 and 2.01 (Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.06.	Change in Shell Company Status.

As a result of the completion of the share exchange transaction described in Items 1.01 and 2.01 (Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein in its entirety, we ceased being a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited financial statements of HW for the years ended December 31, 2008 and December 31, 2007 are incorporated herein by reference to Exhibit 99.1 to this current report. The unaudited financial statements of HW as of March 31, 2009 and for the three months ended March 31, 2009 and March 31, 2008 are incorporated herein by reference to Exhibit 99.4 to this current report.

(b)           Pro Forma Financial Information.

On May 14, 2009, we acquired HW in a share exchange transaction. The unaudited pro forma combined financial data incorporated herein by reference to Exhibits 99.2 and 99.5 to this current report is derived from the historical financial statements of HW, which are included in this report, and our historical financial statements.

The unaudited pro forma combined balance sheet information is presented on an as adjusted basis as if the above business combination had occurred at the beginning of the period.

The unaudited pro forma combined statement of operations for the year ended December 31, 2008 combines the historical audited statement of operations for HW for the year then ended with our historical statement of operations for the year then ended. The unaudited pro forma combined statement of operations for the three months ended March 31, 2009 combines the historical statement of operations for HW for the three months then ended with our historical statement of operations for the three months then ended. The unaudited pro forma combined statements of operations give effect to the merger as if the above business combination had occurred at the beginning of the period.

The combination of HW with us has been accounted for as a reverse acquisition and, as explained in the notes to the unaudited pro forma statements, HW is considered the accounting acquirer.

The pro forma adjustments are based on currently available information and upon assumptions that our management believes are reasonable under the circumstances.

You should read the pro forma statements in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2.01, and the financial statements and related notes contained in the audited historical financial statements of HW.

The unaudited pro forma combined financial statements are provided for illustrative purposes only. They do not purport to represent what the results of operations and financial position of the combined entities would have been had the business combination actually occurred as of the dates indicated, and they do not purport to project or predict the future results of operations or financial position of the combined entities.

(c)           Shell Company Transactions.  See paragraphs (a) and (b) above.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated May 14, 2009, between Clacendix, Inc. and HealthWarehouse.com, Inc. (4)

3.1	Certificate of Incorporation of the Company, as amended through December 31, 2005. (2)

3.2	Certificate of Amendment of the Certificate of Incorporation of Clacendix, Inc., filed on July 15, 2008. (3)

3.3	By-Laws of the Company. (1)

10.1	Clacendix, Inc. 2009 Incentive Compensation Plan

21.1	Subsidiaries of the Registrant. (4)

23.1	Consent of Clark, Schaefer, Hackett & Co., independent auditors. (4)

99.1	Financial statements of HealthWarehouse.com, Inc. for the years ended December 31, 2008 and 2007. (4)

99.2	Unaudited pro forma combined financial statements as of and for the year ended December 31, 2008. (4)

99.3	Press release, issued May 14, 2009, announcing the share exchange transaction. (4)

99.4	Unaudited financial statements of HealthWarehouse.com, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008.

99.5	Unaudited pro forma combined financial statements as of and for the three months ended March 31, 2009.

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed on April 22, 1999.

(2) Incorporated by reference to the Company’s Annual Report on Form 10-KSB filed on March 29, 2006.

(3) Incorporated by reference to the Company’s Annual Report on Form 10-K/A filed on May 14, 2009.

(4) Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2009	CLACENDIX, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer